Exhibit 99.1

Revlon Reports Third Quarter 2014 Results

NEW YORK--(BUSINESS WIRE)--October 29, 2014--Revlon, Inc. (NYSE:REV) today announced results for the third quarter ended September 30, 2014. As a result of the acquisition of The Colomer Group (“TCG”) in October 2013, to provide a basis for comparing the third quarter of 2014 to the third quarter of 2013, this release presents the Company’s results using the following measures:

  GAAP as reported (“As Reported”);
  Non-GAAP (“Adjusted”), which excludes certain non-recurring items and non-operating items from As Reported results; and
  Non-GAAP pro forma (“Pro Forma Adjusted”), which represents pro forma results, or the As Reported financial results and Revlon’s financing related to the TCG acquisition as if they were a combined company for all of 2013 (“Pro Forma”), and excludes certain non-recurring items and non-operating items from such Pro Forma results.

See footnote (a) for further discussion of the Company’s non-GAAP measures. Reconciliations of As Reported results to Adjusted results and to Pro Forma Adjusted results are provided as an attachment.

Third Quarter 2014 Results

(USD millions, except per share amounts)	Three Months Ended September 30, (i)
	2014		2013		2013 Pro Forma
	As Reported	Adjusted	As Reported	Adjusted	Adjusted

Net Sales
Consumer	$348.2	$348.2	$333.1	$333.1	$351.3
Professional	124.1	124.1	-	-	122.6
Total Company net sales	$472.3	$472.3	$333.1	$333.1	$473.9

Segment Profit
Consumer	$78.1	$78.1	$78.9	$78.9	$80.4
Professional	25.2	25.2	-	-	25.8
Total Company segment profit	$103.3	$103.3	$78.9	$78.9	$106.2

Operating income	$54.2	$56.2	$43.5	$46.2	$65.2

EBITDA	$79.8	$85.0	$60.9	$63.6	$89.8

Income from continuing operations, before income taxes	$22.9	$24.9	$23.1	$26.0	$41.0

Income from continuing operations, net of taxes	$14.2		$11.0
Diluted earnings per common share	$0.27		$0.21

Net income	$14.6		$9.5
Diluted earnings per common share	$0.28		$0.18

(i) The Company’s results of operations have been adjusted to reflect as a discontinued operation for all periods presented the Company’s exit of its business operations in China, which plans were announced in December 2013. The Company’s results of operations of its brands sold in retail channels, including retail brands acquired in the TCG acquisition, are included in the “Consumer” segment, and the results of operations of the brands sold in professional channels acquired as part of the TCG acquisition are included in the “Professional” segment.

Segment Results

(USD millions)	Three Months Ended September 30,
	Net Sales				Segment Profit (b)
	2014 As Reported	2013 Pro Forma	% Change	XFX % Change	2014 As Reported	2013 Pro Forma	% Change	XFX % Change

Consumer	$348.2	$351.3	-0.9%	2.0%	$78.1	$80.4	-2.9%	1.6%
Professional	124.1	122.6	1.2%	2.0%	25.2	25.8	-2.3%	-1.2%
Total	$472.3	$473.9	-0.3%	2.0%	$103.3	$106.2	-2.7%	0.9%

Segment profit is defined in footnote (b) below. Segment profit excludes unallocated corporate expenses, depreciation and amortization and the impact of certain non-recurring items, as discussed in footnote (a) below.

Consumer Segment

Consumer segment net sales decreased 0.9% to $348.2 million in the third quarter of 2014, as compared to Pro Forma net sales of $351.3 million in the third quarter of 2013. Excluding the impact of foreign currency fluctuations (“XFX”), net sales during the third quarter of 2014 increased 2.0%, primarily driven by $8.8 million of favorable returns reserve adjustments in the U.S. as a result of lower expected discontinued products in the future related to the Company's strategy to focus on fewer, bigger and better innovations, partially offset by increased returns expense for current year returns. The third quarter of 2014 also had lower net sales of Almay color cosmetics and SinfulColors color cosmetics, partially offset by higher net sales of Mitchum products in the third quarter of 2014. The Consumer segment also includes the results of retail brands acquired in the TCG acquisition, which represented $19.6 million of As Reported net sales in the third quarter of 2014 and $18.2 million of Pro Forma net sales in the third quarter of 2013.

Consumer segment profit in the third quarter of 2014 was $78.1 million, as compared to Pro Forma Consumer segment profit of $80.4 million in the third quarter of 2013. On an XFX basis, Consumer segment profit during the third quarter of 2014 increased 1.6%, primarily driven by higher gross profit as a result of the returns adjustment discussed above. This increase was mostly offset by $3.8 million of higher advertising expense to support the Company's Consumer brands.

Professional Segment

Professional segment net sales for the third quarter of 2014 were $124.1 million compared to Pro Forma net sales of $122.6 million in the third quarter of 2013. On an XFX basis, net sales during the third quarter of 2014 increased 2.0% primarily due to higher net sales of American Crew, Revlon Professional products and Creme of Nature products, partially offset by lower net sales of CND nail products.

Professional segment profit in the third quarter of 2014 was $25.2 million, as compared to Pro Forma Professional segment profit of $25.8 million in the third quarter of 2013. On an XFX basis, Professional segment profit was essentially flat quarter over quarter.

Geographic Net Sales - Total Company

(USD millions)	Three Months Ended September 30,
Net Sales:	2014 As Reported	2013 As Reported	2013 Pro Forma	Pro Forma % Change	Pro Forma XFX % Change
United States	$243.8	$185.8	$234.8	3.8%	3.8%
International	228.5	147.3	239.1	-4.4%	0.2%
Total Net Sales	$472.3	$333.1	$473.9	-0.3%	2.0%

United States

Total Company net sales in the U.S. in the third quarter of 2014 were $243.8 million, compared to $234.8 million of Pro Forma U.S. net sales in the third quarter of 2013, an increase of 3.8%. Net sales in the U.S. increased in the Consumer segment primarily driven by $8.8 million of favorable returns reserve adjustments as a result of lower expected discontinued products in the future related to the Company's strategy to focus on fewer, bigger and better innovations, partially offset by increased returns expense for current year returns. In addition, the third quarter of 2014 had higher net sales of Revlon color cosmetics and Mitchum products, partially offset by lower net sales of Almay color cosmetics and SinfulColors color cosmetics. Net sales in the U.S. decreased in the Professional segment primarily due to lower net sales of CND nail products, partially offset by higher net sales of Creme of Nature products in the third quarter of 2014.

International

Total Company International net sales in the third quarter of 2014 were $228.5 million, compared to $239.1 million of Pro Forma International net sales in the third quarter of 2013. On an XFX basis, net sales during the third quarter of 2014 were essentially flat. Within the Consumer segment, the Company had lower net sales of Revlon color cosmetics in certain distributor markets, partially offset by higher net sales of Revlon color cosmetics in Venezuela, Japan and South Africa. Results in Venezuela benefited from the increased availability of U.S. Dollars to import finished goods for sale in Venezuela in the third quarter of 2014, as compared to the third quarter of 2013. Within the Professional segment, the Company had higher net sales of American Crew and Revlon Professional products throughout most of the International region in the third quarter of 2014.

Total Company Results

Total Company Adjusted operating income in the third quarter of 2014 was $56.2 million, compared to Pro Forma Adjusted operating income of $65.2 million in the prior year period, a decrease of 13.8%. Total Company Adjusted EBITDA in the third quarter of 2014 was $85.0 million, compared to Pro Forma Adjusted EBITDA of $89.8 million in the prior year period, a decrease of 5.3%. Non-recurring items excluded from these Adjusted results in the third quarter of 2014 include a charge of $1.1 million for restructuring and related actions and $0.9 million in acquisition and integration costs related to the TCG acquisition. Non-recurring items excluded from Pro Forma Adjusted EBITDA and Pro Forma Adjusted operating income results in the third quarter of 2013 include $1.3 million of net benefits related to restructuring and related actions and $1.8 million of shareholder litigation recoveries. The decrease in Adjusted operating income and Adjusted EBITDA was primarily due to higher advertising expense to support the Company's Consumer brands. In addition, the third quarter of 2014 had higher incentive compensation expense, driven by a lower accrual in the third quarter of 2013 based on the Company’s anticipated achievement for full year 2013 at that time. Adjusted operating income and Adjusted EBITDA were also both negatively impacted by foreign currency fluctuations of approximately $4 million.

Adjusted income from continuing operations, before income taxes, was $24.9 million in the third quarter of 2014 compared to Pro Forma Adjusted income from continuing operations, before income taxes, of $41.0 million in the prior year period, a decrease of $16.1 million, or 39.3%, primarily due to the decreases discussed in Adjusted operating income above, as well as higher foreign currency losses in the third quarter of 2014.

On an As Reported basis, net income in the third quarter of 2014 was $14.6 million, or $0.28 earnings per diluted share, compared to net income of $9.5 million, or $0.18 earnings per diluted share, in the same period last year.

Nine Months Results

Below presents the Company’s results for the nine months ended September 30, 2014 and 2013, respectively, presented on the same basis as the third quarter 2014 results referred to above.

(USD millions, except per share amounts)	Nine Months Ended September 30, (i)
	2014		2013		2013 Pro Forma
	As Reported	Adjusted	As Reported	Adjusted	Adjusted

Net Sales
Consumer	$1,055.0	$1,055.0	$1,003.7	$1,003.7	$1,054.4
Professional	385.0	385.0	-	-	353.7
Total Company net sales	$1,440.0	$1,440.0	$1,003.7	$1,003.7	$1,408.1

Segment Profit
Consumer	$232.0	$232.0	$240.2	$240.2	$242.3
Professional	88.5	88.5	-	-	66.2
Total Company segment profit	$320.5	$320.5	$240.2	$240.2	$308.5

Operating income	$159.6	$186.4	$155.5	$140.3	$183.8

EBITDA	$236.0	$266.5	$206.9	$191.7	$256.8

Income from continuing operations, before income taxes	$71.5	$106.3	$63.9	$77.4	$100.5

Income from continuing operations, net of taxes	$37.3		$33.6
Diluted earnings per common share	$0.71		$0.64

Net income	$38.2		$27.3
Diluted earnings per common share	$0.73		$0.52

(i) The Company’s results of operations have been adjusted to reflect as a discontinued operation for all periods presented the Company’s exit of its business operations in China, which plans were announced in December 2013. The Company’s results of operations of its brands sold in retail channels, including retail brands acquired in the TCG acquisition, are included in the “Consumer” segment, and the results of operations of the brands sold in professional channels acquired as part of the TCG acquisition are included in the “Professional” segment.

Cash Flow for the Nine-Month Period

Net cash provided by operating activities in the first nine months of 2014 was $46.7 million compared to $5.8 million in the same period last year. Free cash flow provided in the first nine months of 2014 was $17.3 million compared to $4.4 million of free cash flow provided in the same period last year. The first nine months of 2014 as compared to the same period last year had $40.9 million of increased cash provided by operating activities driven by cash provided by operating activities related to the operations acquired in the TCG acquisition, partially offset by unfavorable changes in working capital, including higher interest payments, higher tax payments and payments of acquisition and integration costs related to the TCG acquisition.

Third Quarter 2014 Results and Conference Call

The Company will host a conference call with members of the investment community on October 29, 2014 at 9:30 A.M. EDT to discuss Third Quarter 2014 results. Access to the call is available to the public at www.revloninc.com.

Footnotes to Press Release

(a) Non-GAAP Financial Measures: Adjusted EBITDA; Adjusted operating income; Adjusted income from continuing operations, before income taxes; pro forma results; and free cash flow are non-GAAP financial measures that are reconciled to their most directly comparable GAAP measures in the accompanying financial tables.

For comparison purposes, pro forma non-GAAP results reflect the financial results of both the Company and TCG as if they were a combined company for all of 2013, including adjustments related to the financing of the TCG acquisition, and excluding the non-recurring items referred to below. Such pro forma results make certain adjustments or exclude certain charges and gains that are identified in the reconciliation table of GAAP to pro forma non-GAAP information provided at the end of this release. Management believes that this pro forma non-GAAP information provides investors with additional information to assess the Company’s operating performance and to compare the Company’s operating performance to prior periods by making certain adjustments or excluding certain costs or gains that are not reflective of the Company’s ongoing operations. Management uses this pro forma non-GAAP information, along with GAAP information, in evaluating the combined Company’s historical performance. Pro forma results are not necessarily indicative of the operating results that would have occurred if the TCG Acquisition had been completed for the period presented. In addition, the unaudited pro forma results do not purport to project the future consolidated operating results of the combined company. Pro forma non-GAAP results are unaudited and are not prepared in accordance with GAAP and may not be comparable to non-GAAP information used by other companies. Pro forma non-GAAP information should not be viewed as a substitute for other results prepared in accordance with GAAP. Unless identified as “pro forma” results or as one of the non-GAAP measures referred to in this footnote, the results are presented on an As Reported basis pursuant to GAAP. For additional information regarding the Company’s and TCG’s pro forma results stated on a GAAP basis, please refer to the Company’s Q3 2014 Form 10-Q filed with the SEC.

The Company defines Adjusted EBITDA as income from continuing operations before interest, taxes, depreciation, amortization, gains/losses on foreign currency fluctuations, gains/losses on the early extinguishment of debt, miscellaneous expenses (the foregoing being the “Non-Operating Exclusions”), as well as to exclude non-cash stock compensation expense and certain other non-recurring items that are not directly attributable to the Company's underlying operating performance (the “Non-Recurring Items”), such as those described in the following table:

(USD millions)	Q3 2014	Q3 2013	Pro Forma Q3 2013
Income / (Loss)
Restructuring and related charges	$(1.1)	$1.4	$1.3
TCG acquisition and integration costs	(0.9)	(5.9)	-
Shareholder litigation recoveries	-	1.8	1.8

(USD millions)	YTD 2014	YTD 2013	Pro Forma YTD 2013
Income / (Loss)
Restructuring and related charges	$(18.8)	$(2.2)	$(2.7)
TCG acquisition and integration costs	(5.4)	(6.3)	-
Inventory purchase accounting adjustment related to TCG	(2.6)	-	-
Shareholder litigation recoveries	-	1.8	1.8
Insurance gain related to the 2011 fire in Venezuela	-	26.4	26.4
Accrual for Venezuela fire clean-up	-	(4.5)	(4.5)
Foreign currency loss, Venezuela re-measurement	(6.0)	-	-

Adjusted operating income also excludes the impact of the Non-Recurring Items and the Non-Operating Exclusions, other than depreciation and amortization.

Adjusted income from continuing operations, before income taxes, excludes the impact of the Non-Recurring Items, as well as loss on early extinguishment of debt and the foreign currency loss related to the re-measurement of Revlon Venezuela’s balance sheet.

The Company excludes the Non-Operating Exclusions and the Non-Recurring Items, as applicable, in calculating non-GAAP measures because the Company's management believes that some of these items may not occur in certain periods, the amounts recognized can vary significantly from period to period and these items do not facilitate an understanding of the Company's operating performance.

Free cash flow is defined as net cash provided by operating activities, less capital expenditures for property, plant and equipment, plus proceeds from the sale of certain assets. Free cash flow excludes proceeds on sale of discontinued operations. Free cash flow does not represent the residual cash flow available for discretionary expenditures, as it excludes certain expenditures such as mandatory debt service requirements, which for the Company are significant.

The Company's management uses Adjusted EBITDA, Adjusted operating income, Adjusted income from continuing operations before income taxes and free cash flow as operating performance measures (in conjunction with GAAP measures), as an integral part of its reporting and planning processes and to, among other things: (i) monitor and evaluate the performance of the Company's business operations, financial performance and overall liquidity; (ii) facilitate management's internal comparisons of the Company's historical operating performance of its business operations; (iii) facilitate management's external comparisons of the results of its overall business to the historical operating performance of other companies that may have different capital structures and debt levels; (iv) review and assess the operating performance of the Company's management team and, together with other operational objectives, as a measure in evaluating employee compensation and bonuses; (v) analyze and evaluate financial and strategic planning decisions regarding future operating investments; and (vi) plan for and prepare future annual operating budgets and determine appropriate levels of operating investments.

Management believes that Adjusted EBITDA, Adjusted operating income, Adjusted income from continuing operations before income taxes and free cash flow are useful to investors to provide them with disclosures of the Company's operating results on the same basis as that used by management. Additionally, management believes that Adjusted EBITDA, Adjusted operating income and Adjusted income from continuing operations before income taxes provide useful information to investors about the performance of the Company's overall business because such measures eliminate the effects of unusual or other infrequent charges that are not directly attributable to the Company's underlying operating performance. Additionally, management believes that because it has historically provided Adjusted EBITDA and free cash flow in its previous press releases, including such non-GAAP measures in its earnings releases provides consistency in its financial reporting and continuity to investors for comparability purposes. Management believes that free cash flow is useful for investors because it provides them with an important perspective on the cash available for debt repayment and other strategic measures, after making necessary capital investments in property and equipment to support the Company's ongoing business operations, and provides them with the same measures that management uses as the basis for making resource allocation decisions.

Accordingly, the Company believes that the presentation of Adjusted EBITDA, Adjusted operating income, Adjusted income from continuing operations before income taxes and free cash flow, when used in conjunction with GAAP financial measures, are useful financial analysis measures, used by management, as described above, that can assist investors in assessing the Company's financial condition, operating performance and underlying strength. Adjusted EBITDA, Adjusted operating income, Adjusted income from continuing operations before income taxes and free cash flow should not be considered in isolation or as a substitute for net income/loss, operating income, income from continuing operations or net cash provided by operating activities, respectively, prepared in accordance with GAAP. Other companies may define such non-GAAP measures differently. Also, while EBITDA is defined differently than Adjusted EBITDA for the Company's credit agreement, certain financial covenants in its borrowing arrangements are tied to similar measures. These non-GAAP financial measures should be read in conjunction with the Company's financial statements and related footnotes filed with the SEC.

(b) Segment profit is defined as income from continuing operations for each of the Company's Consumer and Professional segments, before the Non-Operating Exclusions. Segment profit also excludes unallocated corporate expenses and the impact of certain items that are not directly attributable to the segments' underlying operating performance, including the impact of the Non-Recurring Items noted above in footnote (a). Unallocated corporate expenses primarily relate to general and administrative expenses related to the corporate administrative organization. These expenses are recorded in unallocated corporate expenses as these items are centrally directed and controlled. The Company does not have any material intersegment sales.

Forward-Looking Statements

Statements made in this press release, which are not historical facts, are forward-looking. Forward-looking statements speak only as of the date they are made and, except for the Company's ongoing obligations under the U.S. federal securities laws, the Company undertakes no obligation to publicly update any forward-looking statement, whether to reflect actual results of operations; changes in financial condition; changes in general U.S. or international economic or industry conditions and/or conditions in the overall Consumer and/or Professional segments; changes in estimates, expectations or assumptions; or other circumstances, conditions, developments or events arising after the issuance of this press release. Actual results may differ materially from such forward-looking statements for a number of reasons, including those set forth in our filings with the SEC, including, without limitation, our 2013 Annual Report on Form 10-K that we filed with the SEC in March 2014 and our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we have filed or will file with the SEC during 2014 (which may be viewed on the SEC's website at http://www.sec.gov or on our website at http://www.revloninc.com). The business and financial materials and any other statement or disclosure on or made available through the Company’s websites or other websites referenced herein shall not be incorporated by reference into this release.

REVLON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE (LOSS) INCOME
(dollars in millions, except share and per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
	(Unaudited)		(Unaudited)

Net sales	$472.3	$333.1	$1,440.0	$1,003.7
Cost of sales	164.6	121.1	495.3	358.1
Gross profit	307.7	212.0	944.7	645.6
Selling, general and administrative expenses	251.8	164.1	761.6	482.0
Acquisition and integration costs	0.9	5.9	5.4	6.3
Restructuring charges and other, net	0.8	(1.5)	18.1	1.8

Operating income	54.2	43.5	159.6	155.5

Other expenses, net:
Interest expense	20.6	16.2	63.9	50.8
Interest expense - preferred stock dividends	-	1.7	-	4.9
Amortization of debt issuance costs	1.3	1.3	4.1	3.8
Loss on early extinguishment of debt	-	0.2	2.0	28.1
Foreign currency losses, net	9.3	0.4	17.9	3.2
Miscellaneous, net	0.1	0.6	0.2	0.8
Other expenses, net	31.3	20.4	88.1	91.6

Income from continuing operations before income taxes	22.9	23.1	71.5	63.9
Provision for income taxes	8.7	12.1	34.2	30.3
Income from continuing operations, net of taxes	14.2	11.0	37.3	33.6
Income (loss) from discontinued operations, net of taxes	0.4	(1.5)	0.9	(6.3)

Net income	$14.6	$9.5	$38.2	$27.3

Other comprehensive (loss) income:
Currency translation adjustment, net of tax	(18.3)	1.1	(17.1)	(3.6)
Amortization of pension related costs, net of tax	1.1	2.0	3.4	5.8
Revaluation of derivative financial instruments, net of tax	0.6	-	(2.3)	-
Other comprehensive (loss) income	(16.6)	3.1	(16.0)	2.2

Total comprehensive (loss) income	$(2.0)	$12.6	$22.2	$29.5

Basic earnings (loss) per common share:
Continuing operations	$0.27	$0.21	$0.71	$0.64
Discontinued operations	0.01	(0.03)	0.02	(0.12)
Net income	$0.28	$0.18	$0.73	$0.52

Diluted earnings (loss) per common share:
Continuing operations	$0.27	$0.21	$0.71	$0.64
Discontinued operations	0.01	(0.03)	0.02	(0.12)
Net income	$0.28	$0.18	$0.73	$0.52

Weighted average number of common shares outstanding:
Basic	52,356,798	52,356,798	52,356,798	52,356,798
Diluted	52,414,963	52,356,798	52,389,935	52,356,798

REVLON, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS
(dollars in millions)

	September 30,	December 31,
	2014	2013
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$178.4	$244.1
Trade receivables, net	256.0	253.5
Inventories	187.2	175.0
Deferred income taxes - current	61.8	65.1
Prepaid expenses and other	61.5	61.4
Total current assets	744.9	799.1
Property, plant and equipment, net	209.1	195.9
Deferred income taxes - noncurrent	38.6	65.7
Goodwill	466.8	472.3
Intangible assets, net	336.1	360.1
Other assets	117.1	123.8
Total assets	$1,912.6	$2,016.9

LIABILITIES AND STOCKHOLDERS' DEFICIENCY
Current liabilities:
Short-term borrowings	$7.9	$7.9
Current portion of long-term debt	7.0	65.4
Accounts payable	167.7	165.7
Accrued expenses and other	261.4	313.7
Total current liabilities	444.0	552.7
Long-term debt	1,858.3	1,862.3
Long-term pension and other post-retirement plan liabilities	96.4	118.3
Other long-term liabilities	84.5	80.1
Commitments and contingencies
Total stockholders' deficiency	(570.6)	(596.5)
Total liabilities and stockholders' deficiency	$1,912.6	$2,016.9

REVLON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(dollars in millions)
	Nine Months Ended
	September 30,
	2014	2013
	(Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$38.2	$27.3
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	76.4	51.4
Foreign currency loss from Venezuela re-measurement	6.0	0.6
Amortization of debt discount	1.0	1.2
Stock-based compensation amortization	3.7	-
Provision for deferred income taxes	28.0	19.6
Loss on early extinguishment of debt	2.0	28.1
Amortization of debt issuance costs	4.1	3.8
Insurance proceeds for property, plant and equipment	-	(13.1)
Gain on sale of certain assets	(0.4)	(3.1)
Pension and other post-retirement income	(3.9)	(0.2)
Change in assets and liabilities:
(Increase) decrease in trade receivables	(16.4)	16.9
Increase in inventories	(17.9)	(31.3)
Increase in prepaid expenses and other current assets	(1.6)	(7.3)
Increase in accounts payable	10.3	4.2
Decrease in accrued expenses and other current liabilities	(32.8)	(42.4)
Pension and other post-retirement plan contributions	(16.4)	(16.0)
Purchases of permanent displays	(33.1)	(30.1)
Other, net	(0.5)	(3.8)
Net cash provided by operating activities	46.7	5.8

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(30.3)	(17.9)
Insurance proceeds for property, plant and equipment	-	13.1
Proceeds from the sale of certain assets	0.9	3.4
Net cash used in investing activities	(29.4)	(1.4)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net (decrease) increase in short-term borrowings and overdraft	(3.1)	0.2
Repayment under the Amended and Restated Senior Subordinated Term Loan	(58.4)	-
Repayments under the Acquisition Term Loan	(5.3)	-
Proceeds from the issuance of the 5 3/4% Senior Notes	-	500.0
Repayment of the 9 3/4% Senior Secured Notes	-	(330.0)
Repayments under the 2011 Term Loan	-	(113.0)
Payment of financing costs	(1.8)	(32.7)
Other financing activities	(2.1)	(1.8)
Net cash (used in) provided by financing activities	(70.7)	22.7
Effect of exchange rate changes on cash and cash equivalents	(12.3)	(4.1)
Net (decrease) increase in cash and cash equivalents	(65.7)	23.0
Cash and cash equivalents at beginning of period	244.1	116.3
Cash and cash equivalents at end of period	$178.4	$139.3

Supplemental schedule of cash flow information:
Cash paid during the period for:
Interest	$72.7	$56.2
Income taxes, net of refunds	$16.8	$10.7
Preferred stock dividends	$-	$4.6

REVLON, INC. AND SUBSIDIARIES
EBITDA AND ADJUSTED EBITDA RECONCILIATION
(dollars in millions)

	Three Months Ended
	September 30,
	2014	2013
	(Unaudited)
Reconciliation to net income:

Net income	$14.6	$9.5
Income (loss) from discontinued operations, net of taxes	0.4	(1.5)
Income from continuing operations, net of taxes	14.2	11.0

Interest expense	20.6	17.9
Amortization of debt issuance costs	1.3	1.3
Loss on early extinguishment of debt	-	0.2
Foreign currency losses, net	9.3	0.4
Miscellaneous, net	0.1	0.6
Provision for income taxes	8.7	12.1
Depreciation and amortization	25.6	17.4

EBITDA	$79.8	$60.9

Non-cash stock compensation expense	3.2	-

Non-recurring items:
Restructuring and related charges	1.1	(1.4)
Acquisition and integration costs	0.9	5.9
Shareholder litigation recoveries	-	(1.8)

Adjusted EBITDA	$85.0	$63.6

	Nine Months Ended
	September 30,
	2014	2013
	(Unaudited)
Reconciliation to net income:

Net income	$38.2	$27.3
Income (loss) from discontinued operations, net of taxes	0.9	(6.3)
Income from continuing operations, net of taxes	37.3	33.6

Interest expense	63.9	55.7
Amortization of debt issuance costs	4.1	3.8
Loss on early extinguishment of debt	2.0	28.1
Foreign currency losses, net	17.9	3.2
Miscellaneous, net	0.2	0.8
Provision for income taxes	34.2	30.3
Depreciation and amortization	76.4	51.4

EBITDA	$236.0	$206.9

Non-cash stock compensation expense	3.7	-

Non-recurring items:
Restructuring and related charges	18.8	2.2
Acquisition and integration costs	5.4	6.3
Inventory purchase accounting adjustment	2.6	-
Gain from insurance proceeds related to Venezuela fire	-	(26.4)
Accrual for Venezuela fire clean-up	-	4.5
Shareholder litigation recoveries	-	(1.8)

Adjusted EBITDA	$266.5	$191.7

REVLON, INC. AND SUBSIDIARIES
SEGMENT PROFIT, ADJUSTED EBITDA, ADJUSTED OPERATING INCOME AND PRO FORMA RECONCILIATION
(dollars in millions)

	Three Months Ended September 30, 2014	Three Months Ended September 30, 2013
	Revlon, Inc.	Revlon, Inc.	Colomer	Pro Forma Adjustments	Pro Forma Combined
	(Unaudited)	(Unaudited)
Segment Net Sales:
Consumer	$348.2	$333.1	$-	$18.2	$351.3
Professional	124.1	-	140.8	(18.2)	122.6
Total Segment Net Sales	$472.3	$333.1	$140.8	$-	$473.9

Segment Profit:
Consumer	$78.1	$78.9	$-	$1.5	$80.4
Professional	25.2	-	14.7	11.1	25.8
Total Segment Profit	$103.3	$78.9	$14.7	$12.6	$106.2
Unallocated Corporate Expenses	18.3	15.3	1.1	-	16.4
Total Adjusted EBITDA	$85.0	$63.6	$13.6	$12.6	$89.8

Reconciliation to income from continuing operations before income taxes:
Income from continuing operations before income taxes	$22.9	$23.1	$13.1	$7.7	$43.9

Interest expense	20.6	16.2	1.8	5.6	23.6
Interest expense - preferred stock dividends	-	1.7	-	-	1.7
Amortization of debt issuance costs	1.3	1.3	-	0.6	1.9
Foreign currency losses (gains), net	9.3	0.4	(3.7)	-	(3.3)
Loss on early extinguishment of debt	-	0.2	-	-	0.2
Miscellaneous, net	0.1	0.6	(0.3)	-	0.3
Operating income	54.2	43.5	10.9	13.9	68.3

Non-recurring items:
Restructuring and related charges	1.1	(1.4)	0.1	-	(1.3)
Acquisition and integration costs	0.9	5.9	-	(5.9)	-
Gain from insurance proceeds related to Venezuela fire	-	-	-	-	-
Accrual for Venezuela fire clean-up	-	-	-	-	-
Shareholder litigation recoveries	-	(1.8)	-	-	(1.8)
Adjusted operating income	56.2	46.2	11.0	8.0	65.2

Non-cash stock compensation expense	3.2	-	-	-	-
Depreciation and amortization	25.6	17.4	2.6	4.6	24.6

Adjusted EBITDA	$85.0	$63.6	$13.6	$12.6	$89.8

REVLON, INC. AND SUBSIDIARIES
SEGMENT PROFIT, ADJUSTED EBITDA, ADJUSTED OPERATING INCOME AND PRO FORMA RECONCILIATION
(dollars in millions)

	Nine Months Ended September 30, 2014	Nine Months Ended September 30, 2013
	Revlon, Inc.	Revlon, Inc.	Colomer	Pro Forma Adjustments	Pro Forma Combined
	(Unaudited)	(Unaudited)
Segment Net Sales:
Consumer	$1,055.0	$1,003.7	$-	$50.7	$1,054.4
Professional	385.0	-	404.4	(50.7)	353.7
Total Segment Net Sales	$1,440.0	$1,003.7	$404.4	$-	$1,408.1

Segment Profit:
Consumer	$232.0	$240.2	$-	$2.1	$242.3
Professional	88.5	-	55.3	10.9	66.2
Total Segment Profit	$320.5	$240.2	$55.3	$13.0	$308.5
Unallocated Corporate Expenses	54.0	48.5	3.2	-	51.7
Total Adjusted EBITDA	$266.5	$191.7	$52.1	$13.0	$256.8

Reconciliation to income from continuing operations before income taxes:
Income from continuing operations before income taxes	$71.5	$63.9	$41.9	$(13.0)	$92.8

Interest expense	63.9	50.8	4.8	16.7	72.3
Interest expense - preferred stock dividends	-	4.9	-	-	4.9
Amortization of debt issuance costs	4.1	3.8	-	1.8	5.6
Foreign currency losses, net	17.9	3.2	(2.2)	-	1.0
Loss on early extinguishment of debt	2.0	28.1	-	-	28.1
Miscellaneous, net	0.2	0.8	(0.7)	-	0.1
Operating income	159.6	155.5	43.8	5.5	204.8

Non-recurring items:
Restructuring and related charges	18.8	2.2	0.5	-	2.7
Acquisition and integration costs	5.4	6.3	-	(6.3)	-
Inventory purchase accounting adjustment	2.6	-	-	-	-
Gain from insurance proceeds related to Venezuela fire	-	(26.4)	-	-	(26.4)
Accrual for Venezuela fire clean-up	-	4.5	-	-	4.5
Shareholder litigation recoveries	-	(1.8)	-	-	(1.8)
Adjusted operating income	186.4	140.3	44.3	(0.8)	183.8

Non-cash stock compensation expense	3.7	-	-	-	-
Depreciation and amortization	76.4	51.4	7.8	13.8	73.0

Adjusted EBITDA	$266.5	$191.7	$52.1	$13.0	$256.8

REVLON, INC. AND SUBSIDIARIES
ADJUSTED INCOME FROM CONTINUING OPERATIONS RECONCILIATION
(dollars in millions)

		Three Months Ended
		September 30,
		2014		2013	2013 Pro Forma (a)
		(Unaudited)
Reconciliation to income from continuing operations before income taxes:

Income from continuing operations before income taxes	$	22.9	$	23.1	$43.9

Non-recurring items:
Loss on early extinguishment of debt		-		0.2	0.2
Restructuring and related charges		1.1		(1.4)	(1.3)
Acquisition and integration costs		0.9		5.9	-
Shareholder litigation recoveries		-		(1.8)	(1.8)

Adjusted income from continuing operations before income taxes		$24.9		$26.0	$41.0

(a) See Segment Profit, Adjusted EBITDA, Adjusted Operating Income and Pro Forma Reconciliation for reconciliation of As Reported to Pro Forma results.

		Nine Months Ended
		September 30,
		2014		2013	2013 Pro Forma (a)
		(Unaudited)
Reconciliation to income from continuing operations before income taxes:

Income from continuing operations before income taxes	$	71.5	$	63.9	$92.8

Non-recurring items:
Loss on early extinguishment of debt		2.0		28.1	28.1
Foreign currency loss, Venezuela re-measurement		6.0		0.6	0.6
Restructuring and related charges		18.8		2.2	2.7
Acquisition and integration costs		5.4		6.3	-
Inventory purchase accounting adjustment		2.6		-	-
Gain from insurance proceeds related to Venezuela fire		-		(26.4)	(26.4)
Accrual for Venezuela fire clean-up		-		4.5	4.5
Shareholder litigation recoveries		-		(1.8)	(1.8)

Adjusted income from continuing operations before income taxes		$106.3		$77.4	$100.5

(a) See Segment Profit, Adjusted EBITDA, Adjusted Operating Income and Pro Forma Reconciliation for reconciliation of As Reported to Pro Forma results.

REVLON, INC. AND SUBSIDIARIES
FREE CASH FLOW RECONCILIATION
(dollars in millions)

	Nine Months Ended
	September 30,
	2014	2013
	(Unaudited)
Reconciliation to net cash provided by operating activities:

Net cash provided by operating activities	$46.7	$5.8

Less capital expenditures	(30.3)	(17.9)
Plus insurance proceeds for property, plant and equipment	-	13.1
Plus proceeds from the sale of certain assets	0.9	3.4

Free cash flow	$17.3	$4.4

CONTACT:
Investor Relations:
212-527-5230